                                   Law Offices
                            THOMAS P. McNAMARA, P.A.
                              2909 Bay to Bay Blvd.
                                    Suite 309
                                 Tampa, FL 33629
THOMAS P. MCNAMARA                                    Ph.   (813)-837-0727
                                                      Fax  (813) 837-1532
                                               E-mail: TMcNamara@TPMPA.com

                                                     November 12, 2004

Board of Directors
American Radio Empire, Inc.
13210 Kerrville Folkway, Building G
Austin, Texas 78729-7522

        Re: Registration Statement on Form SB-2

Gentlemen:

        We have been retained by American Radio Empire, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on
Form SB-2, to be filed by the Company with the Securities and Exchange
Commission relating to the offering of securities of the Company. Such securities consist of (i) 1,125,000 shares of common stock to be issued by the
Company upon conversion of the Company's outstanding convertible notes (the
"Unissued Shares"), the resale of which by the holders of convertible notes is covered by the Registration Statement, and (ii) 500,000 outstanding shares of common stock held by Cytation Corporation (the "Outstanding Shares"), the distribution of which to, and resale of which by, the Cytation stockholders is covered by the Registration Statement.

        In connection with the request, we have examined the following:

        1. The Articles of Incorporation of the Company.

        2. The Bylaws of the Company.

        3. The Registration Statement.

        4. Resolutions of the Company's Board of Directors.

        We have also examined such other corporate records and documents and have made such other examinations as we have deemed relevant. We have made such investigations of law, including Nevada law expressed in applicable statutory and Constitutional provisions and reported judicial decisions interpreting such provisions, as we have deemed necessary.

                                       1

Board of Directors
American Radio Empire, Inc.
November 12,  2004

        Based on the above examination, we are of the opinion that under applicable
Nevada law as expressed in applicable statutory and Constitutional provisions and reported judicial decisions interpreting such provisions, (i) the
Outstanding Shares are validly issued, fully paid and nonassessable, and (ii)
the Unissued Shares are duly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable.

        We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and to this opinion's being filed as an exhibit to the Registration Statement.

                                                     Sincerely,

                                                     /s/ Thomas P. McNamara
                                                     Thomas P. McNamara